Exhibit 99.2

# AMERICAN HOMES 4 RENT

**THIRD QUARTER 2020**

## Earnings Release and Supplemental Information Package

★★★★★

.

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports Third Quarter 2020 Financial and Operating Results
AGOURA HILLS, Calif., Nov. 5, 2020—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended September 30, 2020.
Highlights
•Total revenues increased 4.2% to $310.8 million for the third quarter of 2020 from $298.3 million for the third quarter of 2019.
•Net income attributable to common shareholders totaled $22.6 million, or $0.07 per diluted share, for the third quarter of 2020, compared to $23.5 million, or $0.08 per diluted share, for the third quarter of 2019.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 6.7% to $0.29 per FFO share and unit for the third quarter of 2020 from $0.28 per FFO share and unit for the third quarter of 2019 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 4.7% to $0.25 per FFO share and unit for the third quarter of 2020 from $0.24 per FFO share and unit for the third quarter of 2019.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 4.0% year-over-year for the third quarter of 2020.
•Experienced record demand, driving Same-Home portfolio Average Occupied Days Percentage to 96.9% in the third quarter of 2020, while achieving 5.9% rental rate growth on new leases.
•Strong leasing momentum continues into the fourth quarter of 2020, with Same-Home portfolio Average Occupied Days Percentage maintaining all-time high levels of 97.2% in October 2020.
•Issued 14,950,000 Class A common shares in an oversubscribed and upsized common equity offering, raising net proceeds of $411.7 million to fund expanded external growth programs and for general corporate purposes.

“American Homes 4 Rent produced impressive third quarter results, driving a nearly 7% year-over-year growth in Core FFO per FFO share and unit,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “The pandemic has fundamentally changed the residential landscape, driving a new wave of demand for single-family rentals. Additionally, as a result of our differentiated strategy, we are positioned in the right markets, with a best-in-class operating platform and dynamic external growth engine that will enable us to translate this new wave of demand into industry leading cash flow growth. And, when combined with our investment grade balance sheet, we believe we are positioned to produce outsized total shareholder returns for years to come.”

COVID-19 Business Update
The Company has maintained continuity in business operations since the beginning of the COVID-19 pandemic and produced strong operating results in the third quarter of 2020 demonstrating the flexibility of its technology enabled operating platform and the resiliency of its high-quality, diversified portfolio. Comprehensive remote working policies remain in place for all corporate and field offices, and operational protocols have been tailored based on state and local mandates to ensure continuity of services, while protecting employees, residents and their families.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
Driven by shifting housing preferences as households migrate away from city centers and apartments, the Company is experiencing record demand levels and reported its highest ever Same-Home portfolio Average Occupied Days Percentages in September and October 2020. A summary of the Company’s Same-Home portfolio Average Occupied Days Percentages for the third quarter of 2020 and October 2019 and 2020 is as follows:

	Jul 2020	Aug 2020	Sep 2020	Oct 2019	Oct 2020
Same-Home Average Occupied Days Percentage	96.4%	97.0%	97.2%	95.2%	97.2%
Additionally, as the Company entered the third quarter of 2020, it began a socially responsible return to normal operating practices, including the assessment of late fees in jurisdictions where allowable and modest renewal increases on expiring leases. A summary of the Company’s leasing spread activity for the third quarter of 2020 and October 2019 and 2020 is as follows:

	Jul 2020	Aug 2020	Sep 2020	Oct 2019	Oct 2020
Average Change in Rent for Renewals	—%	1.4%	2.8%	4.6%	3.5%
Average Change in Rent for Re-Leases	5.4%	6.0%	7.7%	2.1%	7.0%
Average Blended Change in Rent	2.0%	3.0%	4.4%	3.6%	4.9%
Collections continue to remain resilient. The Company reported third quarter 2020 rental revenue equivalent to 98.0% of quarterly rental billings, comprised of: (i) one percentage point of second quarter 2020 rental billings received and recognized in the third quarter and (ii) 97.0% of revenue recognition on third quarter rental billings. On a cumulative basis through October 2020, we have now received 97.5% of second quarter rental billings and 96.3% of third quarter rental billings, which is consistent with second quarter payment history for the same time frame. Collections are reported without application of any existing resident security deposits or adjustment for deferred payment plans.
During October 2020, the Company has collected 93.7% of October rents, which represents 101% of second quarter 2020 payment history for the same time frame.
Although the Company has produced strong operating results to date during the COVID-19 pandemic, the extent to which the pandemic will ultimately impact us and our residents will depend on future developments which are highly uncertain. These include the scope, severity and duration of the pandemic, including resurgences, status of eviction moratoriums, the speed and effectiveness of vaccine and treatment developments and the direct and indirect economic effects of the pandemic and containment measures, among others.
Third Quarter 2020 Financial Results
Net income attributable to common shareholders totaled $22.6 million, or $0.07 per diluted share, for the third quarter of 2020, compared to $23.5 million, or $0.08 per diluted share, for the third quarter of 2019. This decrease was primarily attributable to increased uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic, partially offset by growth in the Company’s portfolio and higher occupancy.
Total revenues increased 4.2% to $310.8 million for the third quarter of 2020, compared to $298.3 million for the third quarter of 2019. Revenue growth was driven by an increase in our average occupied portfolio which grew to 50,630 homes for the third quarter of 2020, compared to 48,990 homes for the third quarter of 2019, as well as higher rental rates, offset by an increase in uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
Core NOI from our total portfolio increased 6.2% to $160.2 million for the third quarter of 2020, compared to $150.9 million for the third quarter of 2019. This growth was driven by a 5.4% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by an increase in uncollectible rents related to the COVID-19 pandemic and a 4.2% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 4.4% to $219.9 million for the third quarter of 2020, compared to $210.6 million for the third quarter of 2019, which was driven by a 2.7% increase in Average Monthly Realized Rent per property and a 160 basis point increase in Average Occupied Days Percentage. This growth was (i) further benefited by 10 basis points of contribution from higher fees and (ii) partially offset by 90 basis points of drag from increased uncollectible rents related to the COVID-19 pandemic, which resulted in 3.6% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 3.0% to $82.3 million for the third quarter of 2020, compared to $79.9 million for the third quarter of 2019. As a result, Core NOI from Same-Home properties increased 4.0% to $136.9 million for the third quarter of 2020, compared to $131.6 million for the third quarter of 2019.
Core FFO attributable to common share and unit holders was $106.2 million, or $0.29 per FFO share and unit, for the third quarter of 2020, compared to $97.4 million, or $0.28 per FFO share and unit, for the third quarter of 2019. Adjusted FFO attributable to common share and unit holders was $89.6 million, or $0.25 per FFO share and unit, for the third quarter of 2020, compared to $83.9 million, or $0.24 per FFO share and unit, for the third quarter of 2019. These improvements were primarily attributable to growth in the Company’s portfolio and a larger number of occupied properties as well as higher rental rates, partially offset by $2.9 million of negative financial impacts associated with the COVID-19 pandemic including $2.2 million of increased uncollectible rents and $0.7 million of increased uncollectible tenant utility reimbursements. Additionally, due primarily to abnormally high home system usage during stay-at-home orders, we incurred approximately $2.1 million of incremental capital expenditures within Adjusted FFO attributable to common share and unit holders that primarily related to HVAC and home system replacements during the third quarter of 2020.
Year-to-Date 2020 Financial Results
Net income attributable to common shareholders totaled $58.2 million, or $0.19 per diluted share, for the nine-month period ended September 30, 2020, compared to $62.3 million, or $0.21 per diluted share, for the nine-month period ended September 30, 2019. This decrease was primarily attributable to increased uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic and a noncash write-down included in other expenses associated with the liquidation of legacy joint ventures, which were acquired as part of the American Residential Properties, Inc. merger in February 2016. This decrease was offset in part by growth in the Company’s portfolio and higher occupancy.
Total revenues increased 2.8% to $883.5 million for the nine-month period ended September 30, 2020, compared to $859.4 million for the nine-month period ended September 30, 2019. Revenue growth was driven by an increase in our average occupied portfolio which grew to 49,764 homes for the nine-month period ended September 30, 2020, compared to 48,667 homes for the nine-month period ended September 30, 2019, as well as higher rental rates, offset by an increase in uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic.
Core NOI from our total portfolio increased 2.2% to $465.7 million for the nine-month period ended September 30, 2020, compared to $455.5 million for the nine-month period ended September 30, 2019. This growth was driven by a 3.2% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by an increase in uncollectible rents related to the COVID-19 pandemic and a 4.9% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 3.7% to $649.4 million for the nine-month period ended September 30, 2020, compared to $626.3 million for the nine-month period ended September 30, 2019,

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
which was driven by a 3.1% increase in Average Monthly Realized Rent per property and a 50 basis point increase in Average Occupied Days Percentage. This growth was (i) further benefited by 10 basis points of contribution from higher fees and (ii) partially offset by 130 basis points of drag from increased uncollectible rents related to the COVID-19 pandemic, which resulted in 2.5% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 4.3% to $239.6 million for the nine-month period ended September 30, 2020, compared to $229.7 million for the nine-month period ended September 30, 2019. As a result, Core NOI from Same-Home properties increased 1.5% to $406.0 million for the nine-month period ended September 30, 2020, compared to $399.9 million for the nine-month period ended September 30, 2019.
Core FFO attributable to common share and unit holders was $304.1 million, or $0.85 per FFO share and unit, for the nine-month period ended September 30, 2020, compared to $291.4 million, or $0.83 per FFO share and unit, for the nine-month period ended September 30, 2019. Adjusted FFO attributable to common share and unit holders for the nine-month period ended September 30, 2020 was $264.7 million, or $0.74 per FFO share and unit, compared to $257.5 million, or $0.73 per FFO share and unit, for the nine-month period ended September 30, 2019. These improvements were primarily attributable to growth in the Company’s portfolio and a larger number of occupied properties as well as higher rental rates, partially offset by the negative financial impacts associated with the COVID-19 pandemic that relate to (i) the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases, (ii) waived late fees between April and July 2020, and (iii) $12.3 million of other negative financial impacts associated with the COVID-19 pandemic including $9.2 million of increased uncollectible rents, $2.6 million of increased uncollectible tenant utility reimbursements and $0.5 million of increased costs associated with enhanced cleaning and safety protocols. Additionally, due primarily to abnormally high home system usage during stay-at-home orders, we incurred approximately $3.4 million of incremental capital expenditures within Adjusted FFO attributable to common share and unit holders that primarily related to HVAC and home system replacements during the nine-month period ended September 30, 2020.
Portfolio
As of September 30, 2020, the Company had an occupancy percentage of 97.5%, compared to 96.4% as of June 30, 2020. The occupancy percentage on Same-Home properties was 97.8% as of September 30, 2020, compared to 96.9% as of June 30, 2020.
Investments
As of September 30, 2020, the Company’s wholly-owned portfolio consisted of 53,229 homes, compared to 53,000 homes as of June 30, 2020, an increase of 229 homes during the third quarter of 2020, which included 400 newly constructed properties delivered through our AMH Development Program and 108 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 233 homes sold and 46 homes contributed to unconsolidated joint ventures. As of September 30, 2020, the Company had 813 properties held for sale, compared to 948 properties as of June 30, 2020. Also, as of September 30, 2020, the Company had an additional 1,131 properties held in unconsolidated joint ventures, representing a net increase of 195 properties, compared to 936 properties held in unconsolidated joint ventures as of June 30, 2020.
Capital Activities, Balance Sheet and Liquidity
During the third quarter of 2020, the Company issued 14,950,000 Class A common shares of beneficial interest, $0.01 par value per share, in an underwritten public offering, raising net proceeds of $411.7 million after deducting underwriting discounts and before offering costs of approximately $0.2 million.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
As of September 30, 2020, the Company had cash and cash equivalents of $315.8 million and had total outstanding debt of $2.9 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.4% and a weighted-average term to maturity of 12.3 years. The Company had no outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2024. During the third quarter of 2020, the Company generated $71.2 million of Retained Cash Flow and sold 233 properties generating $56.2 million of net proceeds.
Additional Information
A copy of the Company’s Third Quarter 2020 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, November 6, 2020 at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2020 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, November 20, 2020 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13711366#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of September 30, 2020, we owned 53,229 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth, and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Earnings Press Release (continued)
update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the potential adverse effect of the COVID-19 pandemic on the financial condition, operating results and cash flows of the Company, our tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences, status of eviction moratoriums, the speed and effectiveness of vaccine and treatment developments and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2020	2019	2020	2019
Operating Data
Net income attributable to common shareholders	$22,552	$23,520	$58,165	$62,321
Core revenues	$257,997	$244,758	$750,586	$727,111
Core NOI	$160,229	$150,896	$465,671	$455,509
Core NOI margin	62.1%	61.7%	62.0%	62.6%
Platform Efficiency Percentage	12.7%	13.2%	12.9%	12.6%
Fully Adjusted EBITDAre	$134,972	$131,092	$401,159	$400,699
Fully Adjusted EBITDAre Margin	51.7%	52.5%	52.8%	54.4%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.28	$0.27	$0.81	$0.81
Core FFO attributable to common share and unit holders	$0.29	$0.28	$0.85	$0.83
Adjusted FFO attributable to common share and unit holders	$0.25	$0.24	$0.74	$0.73

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$8,158,937	$8,096,223	$8,067,375	$7,986,276	$7,959,526
Total assets	$9,600,363	$9,271,774	$9,201,365	$9,100,109	$9,140,121
Outstanding borrowings under credit facilities, net	$—	$130,000	$105,000	$—	$—
Total Debt	$2,853,883	$2,989,230	$2,970,558	$2,870,993	$2,876,223
Total Market Capitalization	$14,226,536	$13,373,387	$12,043,390	$13,000,836	$12,892,361
Total Debt to Total Market Capitalization	20.1%	22.4%	24.7%	22.1%	22.3%
Net Debt to Adjusted EBITDAre	4.2 x	5.0 x	4.9 x	4.7 x	4.6 x
NYSE AMH Class A common share closing price	$28.48	$26.90	$23.20	$26.21	$25.89

Portfolio Data - end of period
Occupied single-family properties	51,090	50,170	49,029	48,767	48,868
Single-family properties recently acquired or developed	82	120	499	335	139
Single-family properties in turnover process	893	1,189	1,817	1,934	1,698
Single-family properties leased, not yet occupied	351	573	471	329	393
Total single-family properties, excluding properties held for sale	52,416	52,052	51,816	51,365	51,098
Single-family properties held for sale	813	948	960	1,187	1,439
Total single-family properties	53,229	53,000	52,776	52,552	52,537
Total occupancy percentage (1)	97.5%	96.4%	94.6%	94.9%	95.6%
Total Average Occupied Days Percentage	96.9%	95.1%	94.7%	95.0%	95.2%
Same-Home occupancy percentage (44,862 properties)	97.8%	96.9%	96.0%	96.0%	96.0%
Same-Home Average Occupied Days Percentage (44,862 properties)	96.9%	95.6%	95.3%	95.2%	95.3%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2020	2019	2020	2019
Revenues:
Rents and other single-family property revenues	$307,932	$293,064	$875,963	$850,672
Other	2,877	5,240	7,538	8,696
Total revenues	310,809	298,304	883,501	859,368

Expenses:
Property operating expenses	126,174	119,791	344,107	331,066
Property management expenses	21,976	22,727	67,512	65,086
General and administrative expense	12,570	11,107	35,329	31,028
Interest expense	29,267	31,465	88,540	95,951
Acquisition and other transaction costs	1,616	651	5,719	2,455
Depreciation and amortization	86,996	82,073	254,653	246,074
Other	4,479	2,610	11,992	5,148
Total expenses	283,078	270,424	807,852	776,808

Gain on sale of single-family properties and other, net	12,422	13,521	33,838	32,895
Loss on early extinguishment of debt	—	—	—	(659)

Net income	40,153	41,401	109,487	114,796

Noncontrolling interest	3,819	4,099	9,976	11,129
Dividends on preferred shares	13,782	13,782	41,346	41,346

Net income attributable to common shareholders	$22,552	$23,520	$58,165	$62,321

Weighted-average common shares outstanding:
Basic	308,080,226	300,580,978	303,319,053	298,974,146
Diluted	308,541,502	301,032,855	303,775,556	299,479,234

Net income attributable to common shareholders per share:
Basic	$0.07	$0.08	$0.19	$0.21
Diluted	$0.07	$0.08	$0.19	$0.21

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2020	2019	2020	2019
Net income attributable to common shareholders	$22,552	$23,520	$58,165	$62,321
Adjustments:
Noncontrolling interests in the Operating Partnership	3,819	4,099	9,976	11,129
Net (gain) on sale / impairment of single-family properties and other	(11,994)	(11,871)	(27,901)	(29,812)
Adjustments for unconsolidated joint ventures	393	(325)	1,019	976
Depreciation and amortization	86,996	82,073	254,653	246,074
Less: depreciation and amortization of non-real estate assets	(2,296)	(1,991)	(6,552)	(5,902)
FFO attributable to common share and unit holders	$99,470	$95,505	$289,360	$284,786
Adjustments:
Acquisition, other transaction costs and other (1)	4,541	651	8,644	2,455
Noncash share-based compensation - general and administrative	1,723	938	4,741	2,520
Noncash share-based compensation - property management	447	350	1,327	989
Loss on early extinguishment of debt	—	—	—	659
Core FFO attributable to common share and unit holders (2)	$106,181	$97,444	$304,072	$291,409
Recurring Capital Expenditures	(15,397)	(12,475)	(36,292)	(30,665)
Leasing costs	(1,157)	(1,115)	(3,059)	(3,244)
Adjusted FFO attributable to common share and unit holders (2)	$89,627	$83,854	$264,721	$257,500

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.28	$0.27	$0.81	$0.81
Core FFO attributable to common share and unit holders (2)	$0.29	$0.28	$0.85	$0.83
Adjusted FFO attributable to common share and unit holders (2)	$0.25	$0.24	$0.74	$0.73

Weighted-average FFO shares and units:
Common shares outstanding	308,080,226	300,580,978	303,319,053	298,974,146
Share-based compensation plan (3)	695,681	611,476	691,964	660,267
Operating partnership units	52,026,980	52,133,502	52,026,980	53,388,074
Total weighted-average FFO shares and units	360,802,887	353,325,956	356,037,997	353,022,487
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three months ended September 30, 2020.
(2)Core FFO and Adjusted FFO attributable to common share and unit holders include negative financial impacts associated with the COVID-19 pandemic that relate to (i) the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases, (ii) waived late fees between April and July 2020, and (iii) $2.9 million and $12.3 million of other negative financial impacts from the COVID-19 pandemic including $2.2 million and $9.2 million of increased uncollectible rents and $0.7 million and $2.6 million of increased uncollectible tenant utility reimbursements during the three and nine months ended September 30, 2020, respectively. Also included is $0.5 million of increased costs associated with enhanced cleaning and safety protocols during the nine months ended September 30, 2020. Additionally, due primarily to abnormally high home system usage during stay-at-home orders, we incurred approximately $2.1 million and $3.4 million of incremental capital expenditures within Adjusted FFO attributable to common share and unit holders that primarily related to HVAC and home system replacements during the three and nine months ended September 30, 2020, respectively.
(3)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2020	2019	2020	2019
Rents from single-family properties (1)	$258,756	$243,853	$754,850	$723,208
Fees from single-family properties (1)	4,338	3,657	11,663	10,163
Bad debt (2)	(5,097)	(2,752)	(15,927)	(6,260)
Core revenues	257,997	244,758	750,586	727,111

Property tax expense	45,341	43,782	135,458	129,626
HOA fees, net (3)	5,060	4,598	14,559	15,936
R&M and turnover costs, net (3)(4)	24,030	22,197	64,151	59,162
Insurance	2,467	2,283	7,200	6,748
Property management expenses, net (5)	20,870	21,002	63,547	60,130
Core property operating expenses	97,768	93,862	284,915	271,602

Core NOI	$160,229	$150,896	$465,671	$455,509
Core NOI margin	62.1%	61.7%	62.0%	62.6%

	For the Three Months Ended Sep 30, 2020
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (6)	Held for Sale Properties	Total Single-Family Properties
Property count	44,862	4,680	2,874	813	53,229
Average Occupied Days Percentage	96.9%	98.4%	92.7%	78.5%	96.6%

Rents from single-family properties (1)	$219,868	$24,312	$11,085	$3,491	$258,756
Fees from single-family properties (1)	3,569	391	344	34	4,338
Bad debt (2)	(4,311)	(431)	(207)	(148)	(5,097)
Core revenues	219,126	24,272	11,222	3,377	257,997

Property tax expense	38,683	3,800	1,838	1,020	45,341
HOA fees, net (3)	4,235	466	240	119	5,060
R&M and turnover costs, net (3)(4)	20,356	1,547	1,348	779	24,030
Insurance	2,030	261	121	55	2,467
Property management expenses, net (5)	16,960	1,990	1,566	354	20,870
Core property operating expenses	82,264	8,064	5,113	2,327	97,768

Core NOI	$136,862	$16,208	$6,109	$1,050	$160,229
Core NOI margin	62.5%	66.8%	54.4%	31.1%	62.1%
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases. Fees from single-family properties were also impacted as the Company waived late fees between April and July 2020.
(2)Includes increased uncollectible rents related to the COVID-19 pandemic of $2.2 million and $1.9 million for the total portfolio and Same-Home portfolio, respectively, during the third quarter of 2020 and $9.2 million and $7.9 million for the total portfolio and Same-Home portfolio, respectively, during the nine months ended September 30, 2020.
(3)Presented net of tenant charge-backs.
(4)Includes increased uncollectible tenant utility reimbursements of $0.7 million and $0.6 million for the total portfolio and Same-Home portfolio, respectively, for the third quarter of 2020 and $2.6 million and $2.4 million for the total portfolio and Same-Home portfolio, respectively, during the nine months ended September 30, 2020. Includes costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic of $0.5 million and $0.4 million for the total portfolio and Same-Home portfolio, respectively, during the nine months ended September 30, 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes 749 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,125 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2020	2019	Change	2020	2019	Change
Number of Same-Home properties	44,862	44,862		44,862	44,862
Occupancy percentage as of period end	97.8%	96.0%	1.8%	97.8%	96.0%	1.8%
Average Occupied Days Percentage	96.9%	95.3%	1.6%	96.0%	95.5%	0.5%
Average Monthly Realized Rent per property	$1,686	$1,642	2.7%	$1,676	$1,625	3.1%
Turnover Rate	9.2%	10.8%	(1.6)%	26.3%	29.6%	(3.3)%
Turnover Rate - TTM	33.7%	N/A		33.7%	N/A

Core NOI:
Rents from single-family properties (1)	$219,868	$210,615	4.4%	$649,408	$626,295	3.7%
Fees from single-family properties (1)	3,569	3,132	14.0%	9,528	8,512	11.9%
Bad debt (2)	(4,311)	(2,290)	88.3%	(13,349)	(5,223)	155.6%
Core revenues	219,126	211,457	3.6%	645,587	629,584	2.5%

Property tax expense	38,683	37,374	3.5%	115,306	109,632	5.2%
HOA fees, net (3)	4,235	3,858	9.8%	12,065	13,454	(10.3)%
R&M and turnover costs, net (3)(4)	20,356	19,024	7.0%	53,933	49,886	8.1%
Insurance	2,030	1,931	5.1%	5,983	5,693	5.1%
Property management expenses, net (5)	16,960	17,686	(4.1)%	52,346	51,019	2.6%
Core property operating expenses	82,264	79,873	3.0%	239,633	229,684	4.3%

Core NOI	$136,862	$131,584	4.0%	$405,954	$399,900	1.5%
Core NOI margin	62.5%	62.2%		62.9%	63.5%

Recurring Capital Expenditures (6)	13,354	10,938	22.1%	31,754	26,793	18.5%
Core NOI After Capital Expenditures	$123,508	$120,646	2.4%	$374,200	$373,107	0.3%

Property Enhancing Capex	$13,633	$5,452		$31,588	$14,229

Per property:
Average Recurring Capital Expenditures	$298	$244	22.1%	$708	$597	18.5%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$752	$668	12.6%	$1,910	$1,709	11.8%
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases. Fees from single-family properties were also impacted as the Company waived late fees between April and July 2020.
(2)Includes $1.9 million and $7.9 million of increased uncollectible rents related to the COVID-19 pandemic during the three and nine months ended September 30, 2020, respectively.
(3)Presented net of tenant charge-backs.
(4)Includes $0.6 million and $2.4 million of increased uncollectible tenant utility reimbursements during the three and nine months ended September 30, 2020, respectively, and $0.4 million of increased costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic during the nine months ended September 30, 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes $1.8 million and $3.0 million of incremental capital expenditures that primarily related to HVAC and home system replacements due to abnormally high home system usage during stay-at-home orders during the three and nine months ended September 30, 2020, respectively.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Occupancy percentage as of period end	97.8%	96.9%	96.0%	96.0%	96.0%
Average Occupied Days Percentage	96.9%	95.6%	95.3%	95.2%	95.3%
Average Monthly Realized Rent per property	$1,686	$1,678	$1,664	$1,652	$1,642

Average Change in Rent for Renewals	1.1%	1.3%	4.6%	4.7%	4.1%
Average Change in Rent for Re-Leases	5.9%	4.4%	3.3%	1.4%	3.6%
Average Blended Change in Rent	2.8%	2.4%	4.1%	3.4%	3.9%

Core NOI:
Rents from single-family properties (1)	$219,868	$216,012	$213,528	$211,767	$210,615
Fees from single-family properties (1)	3,569	2,617	3,342	3,120	3,132
Bad debt (2)	(4,311)	(7,497)	(1,541)	(2,133)	(2,290)
Core revenues	219,126	211,132	215,329	212,754	211,457

Property tax expense	38,683	38,364	38,259	37,014	37,374
HOA fees, net (3)	4,235	4,093	3,737	3,847	3,858
R&M and turnover costs, net (3)(4)	20,356	19,284	14,293	14,953	19,024
Insurance	2,030	2,009	1,944	1,917	1,931
Property management expenses, net (5)	16,960	17,452	17,934	16,990	17,686
Core property operating expenses	82,264	81,202	76,167	74,721	79,873

Core NOI	$136,862	$129,930	$139,162	$138,033	$131,584
Core NOI margin	62.5%	61.5%	64.6%	64.9%	62.2%

Recurring Capital Expenditures (6)	13,354	10,694	7,706	7,864	10,938
Core NOI After Capital Expenditures	$123,508	$119,236	$131,456	$130,169	$120,646

Property Enhancing Capex	$13,633	$11,140	$6,815	$5,662	$5,452

Per property:
Average Recurring Capital Expenditures	$298	$238	$172	$175	$244
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$752	$668	$490	$508	$668
(1)As a result of the COVID-19 pandemic, rents from single-family properties were impacted by the Company’s socially responsible decisions between April and July 2020 to waive month-to-month lease premiums and offer zero percent increases on newly signed renewal leases. Fees from single-family properties were also impacted as the Company waived late fees between April and July 2020.
(2)Includes $6.0 million and $1.9 million of increased uncollectible rents related to the COVID-19 pandemic during the second and third quarter of 2020, respectively.
(3)Presented net of tenant charge-backs.
(4)Includes $1.8 million and $0.6 million of increased uncollectible tenant utility reimbursements during the second and third quarter of 2020, respectively, and $0.4 million of increased costs associated with enhanced cleaning and safety protocols related to the COVID-19 pandemic during the second quarter of 2020.
(5)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(6)Includes $1.2 million and $1.8 million of incremental capital expenditures that primarily related to HVAC and home system replacements due to abnormally high home system usage during stay-at-home orders during the second and third quarter of 2020, respectively.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 3Q20 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	3,904	$177,771	8.6%	1.3%	6.1%	2.8%
Dallas-Fort Worth, TX	3,791	165,712	7.2%	1.4%	4.2%	2.3%
Charlotte, NC	3,256	191,789	7.8%	1.2%	5.8%	2.8%
Indianapolis, IN	2,744	155,282	5.2%	1.3%	7.0%	3.4%
Houston, TX	2,485	167,867	4.4%	0.5%	4.0%	1.5%
Phoenix, AZ	2,297	171,994	5.3%	2.2%	11.2%	5.2%
Nashville, TN	2,288	213,131	6.2%	0.6%	4.9%	2.1%
Jacksonville, FL	2,000	170,739	4.3%	1.3%	5.4%	2.8%
Tampa, FL	1,919	195,364	4.1%	1.3%	5.3%	2.8%
Cincinnati, OH	1,930	176,797	4.4%	1.2%	7.0%	3.1%
Columbus, OH	1,917	171,119	4.5%	1.4%	6.8%	3.1%
Raleigh, NC	1,897	185,029	4.3%	0.5%	5.3%	1.9%
Greater Chicago area, IL and IN	1,696	183,887	3.3%	1.1%	7.3%	3.1%
Orlando, FL	1,408	178,831	3.0%	0.5%	4.1%	1.8%
Salt Lake City, UT	1,252	238,874	3.8%	1.4%	7.5%	3.9%
Charleston, SC	985	193,044	2.2%	1.4%	4.8%	3.0%
Las Vegas, NV	914	178,248	2.3%	1.4%	7.2%	3.8%
San Antonio, TX	907	161,279	1.6%	0.6%	3.5%	1.6%
Savannah/Hilton Head, SC	811	178,469	1.8%	0.4%	4.7%	2.2%
Winston Salem, NC	712	158,548	1.5%	0.6%	6.4%	3.2%
All Other (2)	5,749	197,525	14.2%	0.8%	6.4%	2.7%
Total/Average	44,862	$181,993	100.0%	1.1%	5.9%	2.8%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	3Q20 QTD	3Q19 QTD	Change	3Q20 QTD	3Q19 QTD	Change
Atlanta, GA	96.9%	95.0%	1.9%	$1,676	$1,621	3.4%
Dallas-Fort Worth, TX	96.3%	95.1%	1.2%	1,799	1,766	1.9%
Charlotte, NC	97.8%	95.0%	2.8%	1,646	1,604	2.6%
Indianapolis, IN	97.1%	95.4%	1.7%	1,483	1,435	3.3%
Houston, TX	96.2%	94.7%	1.5%	1,696	1,655	2.5%
Phoenix, AZ	98.1%	96.3%	1.8%	1,523	1,450	5.0%
Nashville, TN	95.6%	93.9%	1.7%	1,791	1,756	2.0%
Jacksonville, FL	97.1%	95.1%	2.0%	1,617	1,588	1.8%
Tampa, FL	96.8%	94.6%	2.2%	1,745	1,727	1.0%
Cincinnati, OH	97.1%	95.2%	1.9%	1,660	1,618	2.6%
Columbus, OH	98.2%	96.7%	1.5%	1,694	1,638	3.4%
Raleigh, NC	96.7%	94.9%	1.8%	1,581	1,537	2.9%
Greater Chicago area, IL and IN	97.6%	95.7%	1.9%	1,917	1,878	2.1%
Orlando, FL	96.0%	95.7%	0.3%	1,740	1,706	2.0%
Salt Lake City, UT	97.2%	96.3%	0.9%	1,829	1,771	3.3%
Charleston, SC	96.7%	95.0%	1.7%	1,740	1,694	2.7%
Las Vegas, NV	97.8%	96.5%	1.3%	1,639	1,589	3.1%
San Antonio, TX	95.5%	94.7%	0.8%	1,580	1,551	1.9%
Savannah/Hilton Head, SC	96.8%	96.0%	0.8%	1,604	1,553	3.3%
Winston Salem, NC	96.1%	95.0%	1.1%	1,423	1,394	2.1%
All Other (2)	96.9%	95.6%	1.3%	1,745	1,700	2.6%
Total/Average	96.9%	95.3%	1.6%	$1,686	$1,642	2.7%
(1)Reflected for the three months ended September 30, 2020.
(2)Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2020	Dec 31, 2019
	(Unaudited)
Assets
Single-family properties:
Land	$1,813,951	$1,756,504
Buildings and improvements	8,022,817	7,691,877
Single-family properties in operation	9,836,768	9,448,381
Less: accumulated depreciation	(1,677,831)	(1,462,105)
Single-family properties in operation, net	8,158,937	7,986,276
Single-family properties under development and development land	449,867	355,427
Single-family properties held for sale, net	146,447	209,828
Total real estate assets, net	8,755,251	8,551,531
Cash and cash equivalents	315,808	37,575
Restricted cash	126,219	126,544
Rent and other receivables	46,908	29,618
Escrow deposits, prepaid expenses and other assets	135,251	140,961
Investments in unconsolidated joint ventures	74,981	67,935
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,600,363	$9,100,109

Liabilities
Revolving credit facility	$—	$—
Asset-backed securitizations, net	1,931,725	1,945,044
Unsecured senior notes, net	889,467	888,453
Accounts payable and accrued expenses	324,732	243,193
Amounts payable to affiliates	—	4,629
Total liabilities	3,145,924	3,081,319

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,156	3,001
Class B common shares	6	6
Preferred shares	354	354
Additional paid-in capital	6,214,149	5,790,775
Accumulated deficit	(454,697)	(465,368)
Accumulated other comprehensive income	6,041	6,658
Total shareholders’ equity	5,769,009	5,335,426
Noncontrolling interest	685,430	683,364
Total equity	6,454,439	6,018,790

Total liabilities and equity	$9,600,363	$9,100,109

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Debt Summary as of September 30, 2020
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	1.35%	1.7
Total floating rate debt	—	—	—	—%	1.35%	1.7

Fixed rate debt:
AH4R 2014-SFR2	481,520	—	481,520	16.9%	4.42%	4.0
AH4R 2014-SFR3	496,577	—	496,577	17.4%	4.40%	4.2
AH4R 2015-SFR1	522,338	—	522,338	18.3%	4.14%	24.5
AH4R 2015-SFR2	453,448	—	453,448	15.9%	4.36%	25.0
2028 unsecured senior notes (4)	—	500,000	500,000	17.5%	4.08%	7.4
2029 unsecured senior notes	—	400,000	400,000	14.0%	4.90%	8.4
Total fixed rate debt	1,953,883	900,000	2,853,883	100.0%	4.36%	12.3

Total Debt	$1,953,883	$900,000	2,853,883	100.0%	4.36%	12.3

Unamortized discounts and loan costs			(32,691)
Total debt per balance sheet			$2,821,192

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2020	$5,179	0.2%
2021	20,714	0.7%
2022	20,714	0.7%
2023	20,714	0.7%
2024	954,560	33.2%
2025	10,302	0.4%
2026	10,302	0.4%
2027	10,302	0.4%
2028	510,302	17.9%
2029	410,302	14.4%
Thereafter	880,492	31.0%
Total	$2,853,883	100.0%
(1)Interest rates are as of September 30, 2020.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin as of period end. Balance reflects borrowings outstanding as of September 30, 2020.
(4)The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(Amounts in thousands)	2020	2019	2020	2019
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$29,267	$31,465	$88,540	$95,951
Less: amortization of discount, loan costs and cash flow hedge	(1,867)	(1,876)	(5,564)	(5,588)
Add: capitalized interest	4,808	2,748	14,529	8,095
Cash interest	$32,208	$32,337	$97,505	$98,458

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Capital Structure and Credit Metrics as of September 30, 2020
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$2,853,883	20.1%

Total preferred shares		883,750	6.2%

Common equity at market value:
Common shares outstanding	316,263,142
Operating partnership units	52,026,980
Total shares and units	368,290,122
NYSE AMH Class A common share closing price at September 30, 2020	$28.48
Market value of common shares and operating partnership units		10,488,903	73.7%

Total Market Capitalization		$14,226,536	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings
Net Debt to Adjusted EBITDAre	4.2 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDAre	6.3 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.2 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	66.2%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	25.7%
Ratio of Secured Debt to Total Assets	<	40.0%	17.6%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	886.3%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.49 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	26.3%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	17.5%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	13.3%
Ratio of EBITDA to Fixed Charges	>	1.75 x	2.89 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	9.91 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Top 20 Markets Summary as of September 30, 2020
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,919	9.4%	$183,684	2,165	17.3
Dallas-Fort Worth, TX	4,309	8.2%	166,603	2,117	16.5
Charlotte, NC	3,789	7.2%	197,444	2,099	16.0
Phoenix, AZ	3,114	5.9%	177,414	1,835	17.0
Houston, TX	2,988	5.7%	165,923	2,094	14.7
Nashville, TN	2,868	5.5%	216,094	2,109	15.0
Indianapolis, IN	2,801	5.3%	154,853	1,930	18.0
Tampa, FL	2,417	4.6%	202,117	1,943	14.4
Jacksonville, FL	2,374	4.5%	181,887	1,938	14.6
Raleigh, NC	2,093	4.0%	186,084	1,879	15.3
Columbus, OH	2,046	3.9%	174,226	1,870	18.7
Cincinnati, OH	1,967	3.8%	176,466	1,853	18.2
Greater Chicago area, IL and IN	1,731	3.3%	183,566	1,869	19.1
Orlando, FL	1,739	3.3%	185,020	1,901	18.2
Salt Lake City, UT	1,545	2.9%	256,653	2,185	17.1
Charleston, SC	1,242	2.4%	204,036	1,972	11.9
Las Vegas, NV	1,077	2.1%	184,017	1,852	16.7
San Antonio, TX	931	1.8%	161,893	2,019	16.5
Savannah/Hilton Head, SC	916	1.7%	183,625	1,871	12.6
Denver, CO	829	1.6%	298,932	2,106	18.2
All Other (3)	6,721	12.9%	193,077	1,877	15.7
Total/Average	52,416	100.0%	$187,667	1,987	16.3
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	97.0%	$1,671	1.3%	6.2%	2.8%
Dallas-Fort Worth, TX	96.2%	1,796	1.4%	4.1%	2.4%
Charlotte, NC	97.8%	1,652	1.1%	6.0%	2.9%
Phoenix, AZ	98.0%	1,515	2.0%	12.2%	5.3%
Houston, TX	95.8%	1,685	0.5%	4.1%	1.7%
Nashville, TN	95.6%	1,787	0.6%	5.0%	2.1%
Indianapolis, IN	97.0%	1,481	1.3%	7.0%	3.4%
Tampa, FL	97.2%	1,745	1.3%	5.4%	2.8%
Jacksonville, FL	97.0%	1,632	1.3%	5.8%	3.0%
Raleigh, NC	96.4%	1,581	0.5%	5.7%	2.1%
Columbus, OH	98.0%	1,698	1.4%	6.6%	3.0%
Cincinnati, OH	97.1%	1,659	1.2%	7.1%	3.1%
Greater Chicago area, IL and IN	97.3%	1,916	1.0%	7.3%	3.1%
Orlando, FL	96.0%	1,736	0.5%	4.4%	2.0%
Salt Lake City, UT	97.7%	1,836	1.4%	7.5%	3.9%
Charleston, SC	97.0%	1,763	1.4%	4.9%	3.0%
Las Vegas, NV	97.0%	1,637	1.3%	7.0%	3.8%
San Antonio, TX	95.4%	1,572	0.5%	3.4%	1.5%
Savannah/Hilton Head, SC	96.4%	1,613	0.5%	4.6%	2.2%
Denver, CO	94.9%	2,284	1.1%	6.1%	3.1%
All Other (3)	97.0%	1,668	0.8%	6.5%	2.7%
Total/Average	96.9%	$1,689	1.1%	6.1%	2.8%
(1)Property and leasing information excludes held for sale properties.
(2)Reflected for the three months ended September 30, 2020.
(3)Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
Property Additions

	3Q20 Additions		YTD 3Q20 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	67	$244,780	221	$244,070
Jacksonville, FL	60	263,129	143	258,017
Salt Lake City, UT	60	335,787	124	322,875
Tampa, FL	53	253,986	203	238,705
Charlotte, NC	47	294,763	119	291,693
Austin, TX	41	220,771	96	209,951
Las Vegas, NV	38	304,744	38	304,744
Nashville, TN	38	265,301	144	272,141
Orlando, FL	23	257,649	71	257,163
Charleston, SC	19	254,997	118	251,251
Raleigh, NC	15	240,094	44	253,702
Savannah/Hilton Head, SC	15	242,709	40	241,389
Portland, OR	12	359,400	33	339,443
Greenville, SC	5	183,843	5	183,843
Columbus, OH	4	256,324	24	250,771
Seattle, WA	4	404,428	25	377,911
Phoenix, AZ	3	326,483	33	292,629
Tucson, AZ	3	275,355	32	241,050
Denver, CO	1	426,505	16	398,250
Dallas-Fort Worth, TX	—	—	20	247,790
Boise, ID	—	—	11	278,947
Total/Average	508	$272,605	1,560	$264,771
(1)Reflects on a per property basis Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
Property Dispositions

	Sep 30, 2020 Single-Family Properties Held for Sale	3Q20 Dispositions		YTD 3Q20 Dispositions
Market		Number of Properties	Average Net Proceeds per property	Number of Properties	Average Net Proceeds per property
Inland Empire, CA	162	9	$358,556	24	$357,594
Greater Chicago area, IL and IN	146	20	203,350	82	174,426
Bay Area, CA	69	7	489,286	21	471,619
Houston, TX	69	24	212,833	72	212,726
Central Valley, CA	68	8	235,875	29	243,119
Atlanta, GA	56	47	227,660	114	219,400
Dallas-Fort Worth, TX	42	17	237,647	51	235,163
Oklahoma City, OK	38	11	192,273	161	171,056
Austin, TX	22	6	171,167	45	143,705
Orlando, FL	18	9	231,222	23	242,359
Tampa, FL	18	20	249,250	37	256,663
Miami, FL	15	2	289,500	6	308,372
San Antonio, TX	9	5	187,800	15	180,080
Cincinnati, OH	8	—	—	5	172,100
Columbia, SC	8	—	—	3	153,718
Nashville, TN	8	9	303,111	30	266,149
Phoenix, AZ	8	4	306,750	12	256,994
Charlotte, NC	6	2	193,000	15	215,083
Milwaukee, WI	6	1	365,000	3	279,585
Indianapolis, IN	5	1	173,000	14	177,425
All Other (1)	32	31	228,710	97	208,348
Total/Average	813	233	$240,983	859	$215,295
(1)Represents 18 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
AMH Development Pipeline Summary as of September 30, 2020

	YTD 3Q20 Deliveries			Sep 30, 2020 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Nashville, TN	181	$261,000	$1,830	570
Tampa, FL	158	240,000	1,810	419
Atlanta, GA	138	253,000	1,770	826
Jacksonville, FL	122	255,000	1,780	433
Charlotte, NC	114	279,000	1,930	841
Salt Lake City, UT	109	319,000	1,880	427
Austin, TX (1)	96	210,000	1,790	119
Charleston, SC	94	243,000	1,800	266
Las Vegas, NV	72	289,000	1,930	767
Seattle, WA	68	361,000	2,360	323
Raleigh, NC	31	256,000	1,800	81
Denver, CO	30	328,000	2,300	167
Orlando, FL	29	274,000	1,890	83
Phoenix, AZ	25	285,000	1,900	266
Boise, ID	13	307,000	1,870	516
Total	1,280	$268,000	$1,870	6,104

Estimated Delivery Timing

	YTD 3Q20 Deliveries	Remainder 2020 Deliveries (3)	Full Year Estimated 2020 Deliveries (3)	Thereafter (3)
Consolidated development properties	963	162—212	1,125—1,175	5,467
Joint venture development properties (2)	317	58—108	375—425	367
Total development properties	1,280	220—320	1,500—1,600	5,834
(1)Reflects the third quarter 2020 reclassification of 215 properties from the San Antonio, TX market to the Austin, TX market.
(2)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.
(3)Reflects the Company’s latest development program estimates as of November 5, 2020. To date, the Company has experienced certain COVID-19 related construction delays, including government office slowdowns, and the extent to which the pandemic will ultimately impact us will depend on future events which are highly uncertain.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
Lease Expirations

	MTM	4Q20	1Q21	2Q21	3Q21	Thereafter
Lease expirations	2,151	8,183	11,322	13,256	12,304	4,225

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
1Q20	—	—	—	—	—	—
2Q20	—	—	—	—	—	—
3Q20	—	—	—	86,130	2,414	28.03
Total	1,804,163	34,933	$19.36	86,130	2,414	$28.03
	Remaining authorization:	$265,067		Remaining authorization:	$497,586

Home Price Appreciation Trends
The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)										HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	174.0	177.5	181.4	81.4%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	167.4	169.1	172.6	72.6%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	165.1	171.8	175.3	75.3%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	180.7	187.0	193.2	93.2%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	144.4	146.0	148.8	48.8%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	173.2	175.3	181.4	81.4%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	152.7	157.2	162.9	62.9%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	186.6	190.4	196.0	96.0%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	177.6	180.8	183.5	83.5%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	153.0	153.3	161.3	61.3%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	157.4	161.4	169.0	69.0%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	143.2	144.8	151.1	51.1%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	135.5	137.4	140.4	40.4%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	184.6	187.2	188.3	88.3%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	170.4	178.2	182.0	82.0%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	177.6	180.9	80.9%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	215.9	217.9	223.4	123.4%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	145.4	151.2	149.0	49.0%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	177.6	180.9	80.9%
Denver, CO	100.0	110.1	121.3	136.4	151.4	166.9	177.5	187.6	193.6	194.6	94.6%
Average											75.8%
(1)Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through June 30, 2020. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.
(2)Reflects top 20 markets as of September 30, 2020.
(3)Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.
(4)Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e. rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gain or loss on sales of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, (9) other expenses and (10) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting Recurring Capital Expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the three and nine months ended September 30, 2020 and 2019 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2020	2019	2020	2019
Core revenues and Same-Home core revenues
Total revenues	$310,809	$298,304	$883,501	$859,368
Tenant charge-backs	(49,935)	(48,306)	(125,377)	(123,561)
Other revenues	(2,877)	(5,240)	(7,538)	(8,696)
Core revenues	257,997	244,758	750,586	727,111
Less: Non-Same-Home core revenues	38,871	33,301	104,999	97,527
Same-Home core revenues	$219,126	$211,457	$645,587	$629,584

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$126,174	$119,791	$344,107	$331,066
Property management expenses	21,976	22,727	67,512	65,086
Noncash share-based compensation - property management	(447)	(350)	(1,327)	(989)
Expenses reimbursed by tenant charge-backs	(49,935)	(48,306)	(125,377)	(123,561)
Core property operating expenses	97,768	93,862	284,915	271,602
Less: Non-Same-Home core property operating expenses	15,504	13,989	45,282	41,918
Same-Home core property operating expenses	$82,264	$79,873	$239,633	$229,684

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$40,153	$41,401	$109,487	$114,796
Loss on early extinguishment of debt	—	—	—	659
Gain on sale of single-family properties and other, net	(12,422)	(13,521)	(33,838)	(32,895)
Depreciation and amortization	86,996	82,073	254,653	246,074
Acquisition and other transaction costs	1,616	651	5,719	2,455
Noncash share-based compensation - property management	447	350	1,327	989
Interest expense	29,267	31,465	88,540	95,951
General and administrative expense	12,570	11,107	35,329	31,028
Other expenses	4,479	2,610	11,992	5,148
Other revenues	(2,877)	(5,240)	(7,538)	(8,696)
Core NOI	160,229	150,896	465,671	455,509
Less: Non-Same-Home Core NOI	23,367	19,312	59,717	55,609
Same-Home Core NOI	136,862	131,584	405,954	399,900
Less: Same-Home Recurring Capital Expenditures	13,354	10,938	31,754	26,793
Same-Home Core NOI After Capital Expenditures	$123,508	$120,646	$374,200	$373,107

24

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Core revenues and Same-Home core revenues
Total revenues	$310,809	$283,098	$289,594	$284,010	$298,304
Tenant charge-backs	(49,935)	(35,429)	(40,013)	(36,290)	(48,306)
Other revenues	(2,877)	(2,409)	(2,252)	(2,545)	(5,240)
Core revenues	257,997	245,260	247,329	245,175	244,758
Less: Non-Same-Home core revenues	38,871	34,128	32,000	32,421	33,301
Same-Home core revenues	$219,126	$211,132	$215,329	$212,754	$211,457

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$126,174	$110,436	$107,497	$102,788	$119,791
Property management expenses	21,976	22,260	23,276	21,822	22,727
Noncash share-based compensation - property management	(447)	(441)	(439)	(353)	(350)
Expenses reimbursed by tenant charge-backs	(49,935)	(35,429)	(40,013)	(36,290)	(48,306)
Core property operating expenses	97,768	96,826	90,321	87,967	93,862
Less: Non-Same-Home core property operating expenses	15,504	15,624	14,154	13,246	13,989
Same-Home core property operating expenses	$82,264	$81,202	$76,167	$74,721	$79,873

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$40,153	$31,807	$37,527	$41,464	$41,401
Gain on sale of single-family properties and other, net	(12,422)	(10,651)	(10,765)	(10,978)	(13,521)
Depreciation and amortization	86,996	84,836	82,821	83,219	82,073
Acquisition and other transaction costs	1,616	1,956	2,147	769	651
Noncash share-based compensation - property management	447	441	439	353	350
Interest expense	29,267	29,558	29,715	31,163	31,465
General and administrative expense	12,570	11,493	11,266	12,178	11,107
Other expenses	4,479	1,403	6,110	1,585	2,610
Other revenues	(2,877)	(2,409)	(2,252)	(2,545)	(5,240)
Core NOI	160,229	148,434	157,008	157,208	150,896
Less: Non-Same-Home Core NOI	23,367	18,504	17,846	19,175	19,312
Same-Home Core NOI	136,862	129,930	139,162	138,033	131,584
Less: Same-Home Recurring Capital Expenditures	13,354	10,694	7,706	7,864	10,938
Same-Home Core NOI After Capital Expenditures	$123,508	$119,236	$131,456	$130,169	$120,646

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$160,229	$148,434	$157,008	$157,208	$150,896
Less: Encumbered Core NOI	52,573	50,135	53,881	53,679	51,072
Unencumbered Core NOI	$107,656	$98,299	$103,127	$103,529	$99,824

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2020
Total Debt	$2,853,883
Preferred shares at liquidation value	883,750
Total Debt and preferred shares	$3,737,633

Adjusted EBITDAre - TTM	$588,847

Debt and Preferred Shares to Adjusted EBITDAre	6.3 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Sep 30, 2020
Interest expense per income statement	$119,703
Less: amortization of discounts, loan costs and cash flow hedge	(7,433)
Add: capitalized interest	17,531
Cash interest	129,801
Dividends on preferred shares	55,128
Fixed charges	$184,929

Adjusted EBITDAre - TTM	$588,847

Fixed Charge Coverage	3.2 x

Net Debt to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Total Debt	$2,853,883	$2,989,230	$2,970,558	$2,870,993	$2,876,223
Less: cash and cash equivalents	(315,808)	(32,010)	(33,108)	(37,575)	(171,209)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(35,315)	(39,892)	(42,060)	(40,558)	(40,058)
Net Debt	$2,477,094	$2,891,662	$2,869,724	$2,767,194	$2,639,290

Adjusted EBITDAre - TTM	$588,847	$582,003	$588,225	$582,945	$578,942

Net Debt to Adjusted EBITDAre	4.2 x	5.0 x	4.9 x	4.7 x	4.6 x

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Sep 30, 2020
(Amounts in thousands)	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020
Unencumbered Core NOI	$103,529	$103,127	$98,299	$107,656	$412,611
Core NOI	157,208	157,008	148,434	160,229	622,879
Unencumbered Core NOI Percentage					66.2%

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre (formerly known as Adjusted EBITDAre after Capex and Leasing Costs) is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and nine months ended September 30, 2020 and 2019 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2020	2019	2020	2019
Net income	$40,153	$41,401	$109,487	$114,796
Interest expense	29,267	31,465	88,540	95,951
Depreciation and amortization	86,996	82,073	254,653	246,074
EBITDA	$156,416	$154,939	$452,680	$456,821

Net (gain) on sale / impairment of single-family properties and other	(11,994)	(11,871)	(27,901)	(29,812)
Adjustments for unconsolidated joint ventures	393	(325)	1,019	976
EBITDAre	$144,815	$142,743	$425,798	$427,985

Noncash share-based compensation - general and administrative	1,723	938	4,741	2,520
Noncash share-based compensation - property management	447	350	1,327	989
Acquisition, other transaction costs and other (1)	4,541	651	8,644	2,455
Loss on early extinguishment of debt	—	—	—	659
Adjusted EBITDAre	$151,526	$144,682	$440,510	$434,608

Recurring Capital Expenditures	(15,397)	(12,475)	(36,292)	(30,665)
Leasing costs	(1,157)	(1,115)	(3,059)	(3,244)
Fully Adjusted EBITDAre	$134,972	$131,092	$401,159	$400,699

Total revenues	$310,809	$298,304	$883,501	$859,368
Less: tenant charge-backs	(49,935)	(48,306)	(125,377)	(123,561)
Adjustments for unconsolidated joint ventures	393	(325)	1,019	976
Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$261,267	$249,673	$759,143	$736,783

Adjusted EBITDAre Margin	58.0%	57.9%	58.0%	59.0%

Fully Adjusted EBITDAre Margin	51.7%	52.5%	52.8%	54.4%
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three months ended September 30, 2020.

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net income	$150,951	$152,199	$160,696	$156,260	$149,530
Interest expense	119,703	121,901	124,914	127,114	126,642
Depreciation and amortization	337,872	332,949	330,953	329,293	327,197
EBITDA	$608,526	$607,049	$616,563	$612,667	$603,369

Net (gain) on sale / impairment of single-family properties and other	(38,299)	(38,176)	(40,679)	(40,210)	(34,247)
Adjustments for unconsolidated joint ventures	1,840	1,122	1,481	1,797	976
EBITDAre	$572,067	$569,995	$577,365	$574,254	$570,098

Noncash share-based compensation - general and administrative	5,687	4,902	4,176	3,466	2,986
Noncash share-based compensation - property management	1,680	1,583	1,488	1,342	1,206
Acquisition, other transaction costs and other (1)	9,413	5,523	4,537	3,224	3,993
Loss on early extinguishment of debt	—	—	659	659	659
Adjusted EBITDAre	$588,847	$582,003	$588,225	$582,945	$578,942
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three months ended September 30, 2020.

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

29

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

30

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total revenues, net of tenant charge-backs and other revenues.

	For the Three Months Ended Sep 30, 2020		For the Nine Months Ended Sep 30,
(amounts in thousands)	2020	2019	2020	2019
Property management expenses	$21,976	$22,727	$67,512	$65,086
Less: tenant charge-backs	(659)	(1,375)	(2,638)	(3,967)
Less: noncash share-based compensation - property management	(447)	(350)	(1,327)	(989)
Property management expenses, net	20,870	21,002	63,547	60,130

General and administrative expense	12,570	11,107	35,329	31,028
Less: noncash share-based compensation - general and administrative	(1,723)	(938)	(4,741)	(2,520)
General and administrative expense, net	10,847	10,169	30,588	28,508

Leasing costs	1,157	1,115	3,059	3,244

Platform costs	$32,874	$32,286	$97,194	$91,882

Total revenues	$310,809	$298,304	$883,501	$859,368
Less: tenant charge-backs	(49,935)	(48,306)	(125,377)	(123,561)
Less: other revenues	(2,877)	(5,240)	(7,538)	(8,696)
Total portfolio rents and fees	$257,997	$244,758	$750,586	$727,111

Platform Efficiency Percentage	12.7%	13.2%	12.9%	12.6%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Sep 30, 2020
Adjusted FFO attributable to common share and unit holders	$89,627
Common distributions	(18,416)
Retained Cash Flow	$71,211

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

32

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants on the 2028 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports, and the 2029 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the Second Supplemental Indenture dated as of January 23, 2019, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company’s subsequent filings with the SEC.

33

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell
Chief Legal Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

WA
OR
ID
NV
UT
CO
CA
AZ
NM
TX
OK
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL
Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Berenberg Capital Markets	BofA Global Research	BTIG
Alex Rygiel	Keegan Carl	Jeff Spector	Ryan Gilbert
arygiel@brileyfbr.com	keegan.carl@berenberg-us.com	jeff.spector@bofa.com	rgilbert@btig.com

Citi	Credit Suisse	Evercore ISI	Goldman Sachs & Co.
Nicholas Joseph	Douglas Harter	Steve Sakwa	Richard Skidmore
nicholas.joseph@citi.com	douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	richard.skidmore@gs.com

Green Street Advisors	Janney Montgomery Scott	JMP Securities	J.P. Morgan Securities
John Pawlowski	Tyler Batory	Aaron Hecht	Anthony Paolone
jpawlowski@greenst.com	tbatory@janney.com	ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com

Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.	Morgan Stanley	Raymond James & Associates, Inc.
Jade Rahmani	Haendel St. Juste	Richard Hill	Buck Horne
jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com	buck.horne@raymondjames.com

Wells Fargo Securities	Zelman & Associates
Todd Stender	Alexander Kalmus
todd.stender@wellsfargo.com	alex@zelmanassociates.com
(1)The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.